EXHIBIT 11.1



                              SUNPHARM CORPORATION
                          CALCULATION OF LOSS PER SHARE



FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1996

Weighted Average Shares Outstanding:

                       Total Shares        # Days Outstanding
                       ------------        ------------------

                        2,934,535      x            19                   =       55,756,165
                        3,270,619      x            26                   =       85,036,094
                        3,313,503      x            17                   =       56,329,551
                        3,339,683      x            30                   =      100,190,490
                                                  ----                          -----------

                                                    92                         297,312,300/ 92  = 3,231,655


                        Net Loss                      (657,740)     =         $(0.20) Per Share
                                                      ---------
                        Weighted Average Shares      3,231,655



FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995

Weighted Average Shares Outstanding:

                       Total Shares             # Days Outstanding
                       ------------             ------------------
                        2,884,535         x             92                = 265,377,220/ 92  = 2,884,535


                      Net Loss                        (767,345)     =         $(0. 27) Per Share
                                                      ---------
                      Weighted Average Shares        2,884,535


                              SUNPHARM CORPORATION
                          CALCULATION OF LOSS PER SHARE



FOR THE NINE  MONTHS ENDED SEPTEMBER 30, 1996

Weighted Average Shares Outstanding:


                      Total Shares       # Days Outstanding
                      ------------       ------------------

                         2,884,535      x        171              =    493,255,485
                         2,934,535      x         30              =     88,036,050
                         3,270,619      x         26              =     85,036,094
                         3,313,503      x         17              =     56,329,551
                         3,339,683      x         30              =    100,190,490
                                                  --                   -----------
                                                 274              =    822,847,670/ 274  = 3,003,094



                   Net Loss                    (1,838,955)       =  $(0.61) Per Share
                                                ---------
                   Weighted Average Shares      3,003,094


FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1995

Weighted Average Shares Outstanding:

                     Total Shares            # Days Outstanding
                     ------------            ------------------

                      1,780,847         x        12                 =   21,370,164
                      2,719,535         x        35                 =   95,183,725
                      2,892,325         x       226                 =  651,904,910
                      ---------                 ---                    -----------
                                                273                    768,458,799/ 273 = 2,814,867


                    Net Loss                   (3,119,730)     =  $(1.11) Per Share
                                               ---------
                    Weighted Average Shares     2,814,867